Exhibit 99.1

LITHIUM TECHNOLOGY CORPORATION RECEIVES PURCHASE ORDER TO PROVIDE

HIGH PERFORMANCE BATTERY FOR COMMUNICATION “STRATELLITE”

Plymouth Meeting, Pennsylvania, June 22st, 2005. Lithium Technology Corporation (“LTC”, “The Company”) (OTC Bulletin Board: LTHU), a leading participant in the rapidly emerging large format rechargeable lithium battery market, announced today that Sanswire Networks, LLC, a wholly-owned subsidiary of GlobeTel Communications Corporation, has placed an order for two 17.3 kWh batteries for its high altitude airship (HAA) development project which aims to replace communication satellites. Each of the batteries is comprised of 4 modules (capitalizing on the design flexibility) to distribute the weight throughout the framework

A Sanswire Stratellite™ is a HAA that when in place in the stratosphere (approximately 65,000 feet) will provide a stationary platform for transmitting various types of wireless communications services currently transmitted from cell towers and satellites. It is not a balloon or a blimp, but a high-altitude airship with a rigid structure.

The Stratellite is similar to a satellite in concept, but is stationed in the stratosphere rather than in orbit. Existing satellites provide easy “download” capabilities, but because of their high altitude are not practical for commercially viable “two-way” high-speed data communication. The Stratellite will allow subscribers to easily communicate in “both directions” using readily available wireless devices. One Sanswire Stratellite will provide line of sight to a 300,000 square mile area, approximately the size of Texas.

Each solar-powered “Stratellite” will require four battery modules to store energy during the day in order to provide uninterrupted transmission of communication signals at night. LTC is designing and building these modules using its large format cylindrical 60Ah cells. Sanswire has identified commercial cell phone service opportunities and has drawn the attention of the US military which has an independent HAA development program.

“We are very excited to be participating in this project with Sanswire,” said Andrew J. Manning, LTC’s Chief Technology Officer. “We believe that the power output, weight characteristics, and flexible form factor offered by our batteries make them particularly well-suited to meet Sanswire’s needs,” Manning added.

About Lithium Technology Corporation:

LTC produces unique large-format rechargeable batteries under the GAIA brand name and trademark. The Company supplies a variety of military, transportation and back-up power customers in the U.S. and Europe from its two operating locations in Plymouth Meeting, Pennsylvania and Nordhausen, Germany. For additional information on the Company’s technology and products, please visit www.lithiumtech.com or www.gaia-akku.com.

About Sanswire Networks, LLC:

Sanswire Networks is a wholly owned subsidiary of GlobeTel Communications Corporation whose shares are listed on the American Stock Exchange.

For more information on Sanswire please visit www.sanswire.com.

About GlobeTel Communications Corporation:

GlobeTel Communications Corporation is a diversified Telecommunications and Financial Services Company. GlobeTel Communications Corporation operates business units in Stored Value debit cards, as a certified MasterCard processor, the sale of Carrier grade VOIP of Long Distance to major Long Distance re-sellers, VOIP Technology and development, and high altitude airship research and development. These self contained business units were developed to operate independently of each other. The symbiotic relationship however, provides value to each of the other business units. This strategy offers GlobeTel financial diversity and risk mitigation while striving toward its operating objectives.

Operating on a global basis, GlobeTel has, historically, focused its business development on markets outside of the United States. Current operations and business relationships exist in Asia, Europe, South America, Mexico and the Caribbean.

Additional information concerning other areas and topics of GTEL can be found by visiting http://www.globetel.net.

The foregoing information contains forward-looking statements, which involve risks and uncertainties relating to such matters as financial performance, technology development, capital raising, business prospects, strategic partnering and similar matters. A variety of factors could cause LTC’s actual results and experience to differ materially from anticipated results or other expectations expressed in these forward-looking statements. This notice does not constitute an offer of any securities for sale.